UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CLOUDERA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CLOUDERA, INC.
395 Page Mill Road,
Palo Alto, California 94306
May 16, 2018
Dear Stockholder:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Cloudera, Inc. (“Annual Meeting”) to be held at Cloudera’s offices located at 525 Market St #3100, San Francisco, CA 94105, California, on June 27, 2018 at 7:30 a.m. Pacific Time.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which is enclosed.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares in person.
We hope to see you at the meeting.

Sincerely,
_____________
Thomas J. Reilly Chief Executive Officer

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting in person at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 27, 2018: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT:
CLOUDERA, INC.
395 PAGE MILL ROAD, PALO ALTO CA 94306

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

 May 16, 2018

Time and Date:	Wednesday, June 27, 2018 at 7:30 a.m. Pacific Time

Place:	525 Market Street #3100, San Francisco, California 94105

Items of Business:	1.
The election of three Class I directors to serve on our board of directors, each to serve until our annual meeting of stockholders to be held in 2021 and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal.

	2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019.

	3.	Transaction of any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:	Only stockholders of record of our common stock at the close of business on May 1, 2018 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof

Proxy Voting:
For questions regarding your stock ownership, you may contact us through our website at https://investors.cloudera.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com or by phone at (800) 937-5449.

This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about May 16, 2018.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet, by telephone, or request and submit your proxy card as soon as possible, so that your shares may be represented at the Annual Meeting.

By Order of the Board of Directors,

David Middler Chief Legal Officer and Corporate Secretary
Palo Alto, California
May 16, 2018

CLOUDERA, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

Page
INFORMATION ABOUT SOLICITATION AND VOTING	6
INTERNET AVAILABILITY OF PROXY MATERIALS	6
GENERAL INFORMATION ABOUT THE MEETING	6
Purpose of the Annual Meeting	6
Record Date; Outstanding Shares; Quorum	6
Voting Rights; Required Vote	7
Effect of Abstentions	7
Effect of “Broker Non-Votes”	7
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting	8
Voting Instructions; Voting of Proxies	8
Solicitation of Proxies and Expenses	8
Revocability of Proxies	9
Voting Results	9
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE	10
Corporate Governance Guidelines	10
Board Leadership Structure	10
Our Board of Directors’ Role in Risk Oversight	11
Independence of Directors	11
Committees of the Board of Directors	11
Compensation Committee Interlocks and Insider Participation	12
Board and Committee Meetings and Attendance	13
Board Attendance at Annual Stockholders’ Meeting	13
Presiding Director of Non-Employee Director Meetings	13
Communications with Directors	13
Code of Business Conduct and Ethics	13
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	14
Nomination to the Board of Directors	14
Director Qualifications	14
PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS	15
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MARTIN COLE, THOMAS J. REILLY AND MICHAEL A. STANKEY AS CLASS I DIRECTORS.	15
Information Regarding Our Nominees and Directors	15
Biographies	16
Director Compensation	18
Executive Officers	19
EXECUTIVE COMPENSATION	21
Overview	21
Summary Compensation Table	21

CLOUDERA, INC.
395 Page Mill Road
Palo Alto, California 94306

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

 INFORMATION ABOUT SOLICITATION AND VOTING
This proxy statement is being furnished to the stockholders of Cloudera, Inc. (“Cloudera,” “we,” “us,” “our,” or the “Company”), a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held at our San Francisco office located at 525 Market Street #3100, San Francisco, California 94105, on June 27, 2018 at 7:30 a.m. Pacific Time (the “Annual Meeting”), and at any adjournments or postponements thereof. At the Annual Meeting, holders of our common stock will be asked to vote upon: (i) the election of three Class I directors to serve until the annual meeting of stockholders to be held in 2021 or until their successors are duly elected and qualified and (ii) the approval of the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019. In addition, stockholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.
The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about May 16, 2018. An annual report for the year ended January 31, 2018 is available with this proxy statement by following the instructions in the Notice of Internet Availability of Proxy Materials.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may vote by telephone and by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this proxy statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
Record Date; Outstanding Shares; Quorum
Only holders of record of our common stock at the close of business on the record date, which is May 1, 2018, will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 148,163,986 shares of our common stock outstanding and entitled to vote, held of record by approximately 34,342 stockholders.
Pursuant to our bylaws, the holders of a majority of the voting power of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each of our stockholders is entitled to one vote for each outstanding share of common stock held as of the record date on each matter properly submitted to the stockholders for their vote. For at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting during ordinary business hours at our principal place of business at 395 Page Mill Road, Palo Alto, California 94306.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the record date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote through the Internet, by telephone, or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Director elections are determined by a plurality of votes of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the three properly nominated individuals receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
Effect of Abstentions
If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to have been voted for or against such matter. As such, an abstention will have no effect on Proposal No. 2 (the vote for the ratification of our independent registered public accounting firm, Ernst & Young LLP for the year ending January 31, 2019).
Effect of “Broker Non-Votes”
If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a voting form from the institution that holds your shares and follow the instructions included on that voting form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions, such as the vote for ratification of our independent registered public accounting firm. On non-discretionary items, such as the vote for the election of directors, if you do not give instructions to your broker, bank or other agent, the shares will not be voted and will be treated as broker non-votes.
If an executed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be considered to be entitled to vote on such proposal. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the outcome of any of the proposals for the Annual Meeting.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this proxy statement, or Proposal No. 1, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2019, or Proposal No. 2. None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person—stockholders who attend the Annual Meeting may vote in person;

•	vote through the Internet or by telephone—in order to do so, please follow the instructions shown on your proxy card; or

•
vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m. Eastern Time on June 26, 2018. Submitting your proxy through the Internet, by telephone, or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. For Proposal No. 1, you may vote “FOR ALL NOMINEES” to our board of directors, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card through the Internet, by telephone, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.
Solicitation of Proxies and Expenses
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are posted on the “Investor Relations” section of our website, which is located at https://investors.cloudera.com under “Governance Documents” in the “Corporate Governance” section of our website. Our nominating and governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations related thereto to our board of directors with respect thereto as the nominating and governance committee deems appropriate. Our board of directors does not have a policy on whether the role of the chairperson and chief executive officer should be separate and believes that it should maintain flexibility in determining a board leadership structure appropriate for us from time to time. We currently separate the roles of Chairman and Chief Executive Officer.
Our board of directors believes that we and our stockholders currently are best served by Mr. Olson, our chief strategy officer, also serving as Chairman of our board of directors, considering his experience, expertise, knowledge of our business and operations and strategic vision. As Chairman, Mr. Olson presides over meetings of the board of directors, and holds such other powers and carries out such other duties as are customarily carried out by the chairman of a board of directors.
Our board of directors has also established a Lead Director position, which our board of directors believes provides an appropriate balance in our leadership. Our board has appointed Mr. Cole to serve as our Lead Director. The role given to the Lead Director helps ensure a strong independent and active board of directors. As Lead Director, Mr. Cole has the following roles and responsibilities:

•	calling meetings of our independent directors as may be necessary from time to time;

•	presiding executive sessions of our independent directors;

•	advising our Chief Executive Officer, Chairman and other members of senior management on business strategy and leadership development, as appropriate;

•	serving as principal liaison between our independent directors and our Chief Executive Officer and Chairman;

•
discussing any significant conclusions or requests arising from the independent director sessions with our Chief Executive Officer or Chairman, and otherwise communicating from time to time with our Chief Executive Officer and Chairman;

•	disseminating information to the rest of our board of directors as appropriate;

•	being available, as appropriate, for communication with stockholders;

•	providing leadership to our board of directors if circumstances arise in which the role of our Chief Executive Officer or Chairman may be, or may be perceived to be, in conflict;

•	reviewing and approving agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items, and information provided to our board of directors; and

•
performing other duties as may be, from time to time, set forth in our restated bylaws or requested by our board of directors to assist it in the fulfillment of its responsibilities, by individual directors, by our Chief Executive Officer or by our Chairman.

Our board structure allows us to leverage the experience of our chief strategy officer and the independent perspective of our Lead Director. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, a strong committee system, and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight
Our board of directors is actively involved in the oversight of our risk management process. Our board does not have a standing risk management committee, but administers this oversight function directly through the board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor these exposures, our compensation committee monitors and reviews with management our major compensation-related risk exposures, including whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, our nominating and governance committee monitors and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate these exposures, including our procedures and related policies for with respect to risk assessment and risk management, and our board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.
The full board, or the appropriate committee, receives reports on risks facing Cloudera from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. We believe that our board’s leadership structure supports effective risk management because it allows the independent directors at the board level and on our committees to exercise oversight over management.
Independence of Directors
Our common stock is listed on the New York Stock Exchange. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent within specified periods following the completion of an initial public offering. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries. Compensation committee members must also satisfy the independence criteria as required by Rule 10C-1 under the Exchange Act.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors has determined that none of the members of our board of directors other than Messrs. Reilly and Olson has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the members of our board of directors other than Messrs. Reilly and Olson is “independent” under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Cloudera, Inc., 395 Page Mill Road, Palo Alto, California 94306, Attn: Legal Department, or in the “Investor Relations” section of our website, which is located at https://investors.cloudera.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by the board of directors.

Audit Committee
Our audit committee is comprised of Mr. Sordello, who is the chair of the audit committee, Mr. Cole, and Mr. Stankey. The composition of our audit committee meets the requirements for independence under the current New York Stock Exchange listing standards and SEC rules and regulations. Each member of our audit committee is financially literate and is independent, as determined by our board of directors pursuant to the rules of the New York Stock Exchange. In addition, our board of directors has determined that Mr. Sordello is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).
All audit services to be provided to us and all permissible non-audit services to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee recommended, and our board of directors adopted, a charter for our audit committee. Our audit committee, among other things:

•	selects a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence of the independent registered public accounting firm;

•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

•	develops procedures for employees to anonymously submit concerns about questionable accounting or audit matters; and

•	considers the adequacy of our internal accounting controls and audit procedures.
Compensation Committee
Our compensation committee is comprised of Mr. Li, who is the chair of the compensation committee, Mr. Cole and Ms. Hammonds. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange listing standards and SEC rules and regulations. At least two members of this committee are also non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our board of directors adopted a charter for our compensation committee. Our compensation committee, among other things:

•	reviews and determines the compensation of our executive officers and recommends to our board of directors the compensation for our directors;

•	administers our stock and equity incentive plans;

•	reviews and makes recommendations to our board of directors with respect to incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.
Nominating and Governance Committee
The nominating and governance committee is comprised of Mr. Cole, who is the chair of the nominating and governance committee, Ms. Hammonds and Mr. Stankey. The composition of our nominating governance committee meets the requirements for independence under the current New York Stock Exchange listing standards and SEC rules and regulations. Our compensation committee recommended, and our board of directors adopted, a charter for our nominating and governance committee. Our nominating and governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to the board of directors regarding the composition of the board of directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our board of directors concerning corporate governance matters.
Compensation Committee Interlocks and Insider Participation
Since February 1, 2017, the following members or former members of our board of directors have at one time been members of our compensation committee: Mr. Li, Mr. Cole, Ms. Hammonds and former director Mr. Williams. None of them had or has in the year ended January 31, 2018 (“Fiscal Year 2018”) or at any other time been an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During Fiscal Year 2018, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.
Board and Committee Meetings and Attendance
Our board of directors had five meetings during Fiscal Year 2018 and also acted by unanimous written consent; the audit committee held nine meetings and also acted by unanimous written consent; the compensation committee held six meetings and also acted by unanimous written consent; and the nominating and governance committee held three meetings and also acted by unanimous written consent. During Fiscal Year 2018, each incumbent director attended at least 75% of the aggregate number of meetings of the board of directors and the aggregate of all meetings of the committees on which he or she served, that were held during the period in which such director served during Fiscal Year 2018 except for Ms. Schooler who was newly elected to be a director in 2017 and was absent from the only meeting of the board of directors that was held during the period in which she served during Fiscal Year 2018.
Board Attendance at Annual Stockholders’ Meeting
We encourage directors to attend our annual meetings of stockholders but do not require attendance. We completed our initial public offering in May 2017 and did not have an annual meeting of stockholders in 2017.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Lead Director, currently Mr. Cole, is the presiding director at these meetings.
Communications with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairman or Lead Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
The address for these communications is:
Cloudera, Inc.
c/o Corporate Secretary
395 Page Mill Road
Palo Alto, California 94306
Code of Business Conduct and Ethics
The full text of our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://investors.cloudera.com under “Governance Documents” in the “Corporate Governance” section of our website. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website and/or in public filings.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of our nominating and governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The nominating and governance committee will consider candidates recommended by stockholders for nomination by the Company for election as directors. If a stockholder would like to nominate a director candidate for the next annual meeting, the stockholder, at the time of recommendation, must be a stockholder of record who has continuously beneficially owned, on a net basis, at least one percent (1%) of our outstanding common stock for the one-year period before giving such nomination, must deliver the notice of such nomination in writing to our Secretary at our principal executive offices, together with all of the information and certifications required by our bylaws. The notice of nomination and other required materials must be submitted not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders.
Director Qualifications
With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership to our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates as appropriate. Candidates for the board of directors are generally selected based on desired skills and experience in the context of the existing composition of the board and needs of the board and its committees at that time, including the requirements of applicable SEC and NYSE rules. When considering candidates for nomination, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition.
Although we do not maintain a specific policy with respect to board diversity, we believe that our board of directors should be a diverse body, and we have directed our nominating and governance committee to consider the benefits of diverse backgrounds and viewpoints when making determinations regarding nominations of directors. Our nominating and governance committee also considers these and other factors as it oversees board and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors nominees for election.

PROPOSAL NO. 1: ELECTION OF CLASS I DIRECTORS
(Item No. 1 on the Proxy Card)
Our restated certificate of incorporation and restated bylaws provide that the number of authorized directors will be fixed from time to time exclusively by a resolution adopted by a majority of the total number of directors constituting the board of directors (irrespective of whether or not there exist any vacancies). As of the date of this proxy statement, our board of directors consists of eight directors. Our restated certificate of incorporation and restated bylaws provide for a classified board of directors, divided into three classes. This year the terms of our Class I directors, currently consisting of Martin Cole, Thomas J. Reilly and Michael A. Stankey, will expire at the Annual Meeting. Three of the continuing directors are Class II directors, whose terms will expire at our 2019 annual meeting, and two of the continuing directors are Class III directors, whose terms will expire at our 2020 annual meeting.
At each annual meeting of stockholders, holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be asked to vote on the election of successors to the class of directors whose term expires at that annual meeting for a term to expire at the third succeeding annual meeting of stockholders after their election. The individuals so elected will serve until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal. The board of directors has nominated each of Messrs. Cole, Reilly and Stankey to serve as a Class I director for a three-year term that is expected to expire at our annual meeting in 2021 and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal. You can find the principal occupation and other information about the board’s nominees, as well as other continuing board members, below.
The election of Class I directors will be determined by the three nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the board of directors’ nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the board of directors’ nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the affirmative vote of a majority of present board of directors to fill the vacancy. We are not aware that any of the nominees will be unable or will decline to serve as a director.
There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer, except that pursuant to a voting and standstill agreement dated as of March 28, 2017, we have agreed that our board of directors will nominate for election a director designated by Intel Corporation (“Intel”) at each annual meeting of the stockholders at which the term of such designee ends.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
THE ELECTION OF MARTIN COLE, THOMAS J. REILLY AND MICHAEL A. STANKEY
AS CLASS I DIRECTORS.
Information Regarding Our Nominees and Directors
The nominees and continuing members of the board of directors and their ages, occupations and length of service on our board of directors as of May 1, 2018, are provided in the table below and in the additional biographical descriptions set forth in the text below the tables.
Nominees

Name	Age	Class(1)	Position
Martin Cole(2)(3)(4)	62	I	Lead Director
Thomas J. Reilly	55	I	Director and Chief Executive Officer
Michael A. Stankey(2)(3)	59	I	Director

Continuing Directors

Name	Age	Class(1)	Position
Ping Li(4)	45	II	Director
Michael A. Olson	55	II	Chairman of the Board
Rosemary Schooler	51	II	Director
Kimberly L. Hammonds(3)(4)	50	III	Director
Steven J. Sordello(2)	48	III	Director

(1)
The terms of Class I directors (if elected) will expire at the 2021 annual meeting. The terms of Class II directors will expire at the 2019 annual meeting. The terms of Class III directors will expire at the 2020 annual meeting.

(2)	Member of the audit committee.
(3)	Member of the nominating and governance Committee.
(4)	Member of the compensation committee.
Biographies
Nominees for Class I Directors
Martin Cole has served as a member of our board of directors since September 2014. Prior to retiring in August 2014, Mr. Cole held various roles at Accenture, a professional services company, where he had worked since 1980. Most recently, Mr. Cole served as the Chief Executive of the Technology Group from 2012 to 2014, Chief Executive of the Communications, Media & Technology Operating Group from 2007 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004, and Partner in the Outsourcing and Government Practices Group from 1989 to 2002, in addition to numerous other leadership positions during his tenure at Accenture. Mr. Cole currently serves on the boards of directors of the Western Union Company and Western Digital Corporation. Mr. Cole holds a B.A. from Dartmouth College and an M.A. from the University of Texas at Austin.
The board of directors believes that Mr. Cole possesses specific attributes that qualify him to serve as a director, including his extensive experience as a former executive officer of a multinational management consulting, technology services and outsourcing company and his experience serving on the boards of directors of public companies.
Thomas J. Reilly has served as a member of our board of directors and as our Chief Executive Officer since June 2013. Prior to Cloudera, Mr. Reilly served as Vice President and General Manager of Enterprise Security at Hewlett-Packard Company from November 2010 to May 2012. From December 2006 to May 2011, Mr. Reilly served as Chief Executive Officer of ArcSight, Inc., an enterprise security company, which HP acquired in 2010. Prior to ArcSight, from April 2004 to October 2006, Mr. Reilly was Vice President of Business Information Services for International Business Machines Corporation (IBM), a computer technology company, following its acquisition of Trigo Technologies, Inc., a product information company, where Mr. Reilly served as the Chief Executive Officer. Mr. Reilly currently serves on the boards of directors of several private companies. He previously served on the boards of directors of ArcSight from June 2008 to October 2010, of Eloqua, Inc. from June 2012 to February 2013, and of Jive Software, Inc. from April 2013 to June 2017. Mr. Reilly holds a B.S. in mechanical engineering from the University of California, Berkeley.
The board of directors believes that Mr. Reilly possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our Chief Executive Officer, and his extensive experience managing technology companies, ranging from start-up to large public companies.
Michael A. Stankey has served as a member of our board of directors since February 2017. Mr. Stankey is currently the Vice Chairman of Workday, Inc., a cloud‑based enterprise software company, a position he has held since June 2015. He previously served as Workday's President and Chief Operating Officer from September 2009 to June 2015. Prior to Workday, Mr. Stankey was a Partner at Greylock Partners, a venture capital firm, from October 2007 to September 2009. Mr. Stankey also served as the Chairman and Chief Executive Officer of PolyServe, Inc., a storage virtualization software company, from December

2001 until its acquisition by HP in April 2007. From April 1993 to December 2001, Mr. Stankey held a number of senior management positions, including Senior Vice President of North American Sales, at PeopleSoft, Inc., an enterprise software company. Mr. Stankey currently serves on the board of directors of Workday and of Okta, Inc., two public companies, and of Code42 Software, Inc., a private company. Mr. Stankey holds a B.B.A. from the University of Wisconsin‑Eau Claire.
The board of directors believes that Mr. Stankey possesses specific attributes that qualify him to serve as a director, including his experience in the information technology industry and his experience serving on the board of directors of a public company.
Continuing Directors
Ping Li has served as a member of our board of directors since October 2008. Mr. Li is a Partner at Accel, a venture capital firm, where he has worked since 2004. Prior to Accel, Mr. Li was a senior Product Line Manager and Director of Corporate Development at Juniper Networks, Inc. from 2000 to 2004. Mr. Li has also previously worked as a strategy consultant for McKinsey & Company, advising technology clients in their growth strategies, from 1998 to 1999. Mr. Li currently serves on the boards of directors of several private companies, and previously served on the boards of directors of Nimble Storage, Inc., a flash storage solutions company from March 2011 to December 2016, and YuMe, Inc., a video advertising company, from July 2006 to July 2015. Mr. Li holds a A.B. in economics from Harvard University and an M.B.A. from Stanford University.
The board of directors believes that Mr. Li possesses specific attributes that qualify him to serve as a director, including his investment experience in the information technology and data storage industries and his experience serving on the boards of directors of public companies.
Michael A. Olson is our co‑founder and has served as the Chairman of our board of directors since April 2009 and as our Chief Strategy Officer since June 2013. Previously, Mr. Olson served as our Chief Executive Officer from August 2008 to June 2013. Prior to Cloudera, from February 2006 to January 2008, Mr. Olson was Vice President of Embedded Technologies at Oracle Corporation, a software and data management developer. Beginning in 1998, Mr. Olson served as Vice President of Sales and Marketing of Sleepycat Software, Inc., a software company, and later served as Chief Executive Officer from 2000 until its acquisition by Oracle in 2006. Mr. Olson holds a B.A. in computer science and M.S. in electrical engineering and computer science from the University of California, Berkeley.
The board of directors believes that Mr. Olson possesses specific attributes that qualify him to serve as a director, including the perspective and experience he brings as our co‑founder, Chief Strategy Officer and our former Chief Executive Officer.
Rosemary Schooler has served as a member of our board of directors since December 2017. Ms. Schooler is Corporate Vice President and General Manager of Global Internet of Things (IoT) Sales for Intel. Ms. Schooler manages overall revenue across the various sales, technical support, and channels capabilities to deliver IoT solutions to Intel customers and partners. Previously, Ms. Schooler served as Intel’s Vice President of the IoT Strategy and Integrated Products Division in the Internet of Things Group (IoTG). Prior to her role in IoTG, Ms. Schooler was Vice President of the Data Center Group and General Manager of Intel’s Communications and Storage Infrastructure Group. Ms. Schooler holds a bachelor’s degree in Ceramics Science and Engineering from Pennsylvania State University.
The board of directors believes that Ms. Schooler possesses specific attributes that qualify her to serve as a director, including her experience in the information technology industry.
Kimberly L. Hammonds has served as a member of our board of directors since March 2017. Ms. Hammonds was a Member of the Management Board and the Group Chief Operating Officer of Deutsche Bank AG, a global financial services company, until on or about May 24, 2018. She joined Deutsche Bank as Global Chief Information Officer and Global Co-Head of Group Technology & Operations in November 2013. Prior to Deutsche Bank, Ms. Hammonds served as the Chief Information Officer of The Boeing Company, a global aerospace company. Before Boeing, Ms. Hammonds held senior management positions at Dell Corporation, a technology company, and Ford Motor Company, a multinational automaker, in product engineering, manufacturing, marketing and information technology. Ms. Hammonds serves on the board of directors of Red Hat, Inc., a software company. Ms. Hammonds has a B.S. in mechanical engineering from the University of Michigan and an M.B.A. from Western Michigan University. Ms. Hammonds was selected to serve on our board of directors due to her experience working with information technology companies.

The board of directors believes that Ms. Hammonds possesses specific attributes that qualify her to serve as a director, including her experience working with information technology companies.
Steve J. Sordello has served as a member of our board of directors since September 2014. Mr. Sordello is currently Chief Financial Officer of Linkedin Corporation, a professional social networking platform, where he has worked since July 2007. Prior to Linkedin, Mr. Sordello was Chief Financial Officer of TiVo Corporation, a digital recording company, from August 2006 to July 2007, and served as the Chief Financial Officer of Ask.com (originally known as Ask Jeeves), a web search engine, from May 1999 to October 2005. Mr. Sordello also serves on the board of directors of Atlassian Corporation PLC, an enterprise software company, and as a member of the Board of Trustees at Santa Clara University. Mr. Sordello holds a B.S. in management and an M.B.A. from Santa Clara University. Mr. Sordello was selected to serve as a member of our board of directors due to his operational and financial expertise gained as an executive at several companies.
The board of directors believes that Mr. Sordello possesses specific attributes that qualify him to serve as a director, including his operational and financial expertise gained as an executive at several companies.
Director Compensation
Our board of directors has adopted a compensation program with respect to the compensation of our non-employee directors who are not serving due to an affiliation with our investors. Pursuant to this program, each board member receives annual cash compensation of $35,000, and the Lead Director receives additional annual cash compensation of $25,000. Additionally, annual cash compensation for committee membership is as follows:

•	audit committee chair: $20,000;

•	audit committee member: $10,000;

•	compensation committee chair: $15,000;

•	compensation committee member: $7,500;

•	nominating and governance committee chair: $10,000; and

•	nominating and governance committee member: $5,000.
In addition, under this program each new non-employee director is eligible to receive $450,000 worth of restricted stock units (RSUs), with one-third of the RSUs vesting on the first annual anniversary of the vesting commencement date and the remaining RSUs vesting quarterly over the subsequent two years, and each continuing director is eligible to receive $230,000 worth of RSUs annually, with all of the units vesting on the first annual anniversary of the vesting commencement date. Upon a change of control of our company, all of unvested equity awards granted to members of our board of directors will immediately vest.

Messrs. Reilly and Olson, our Chief Executive Officer and Chief Strategy Officer, respectively, received no compensation for their service as directors. Mr. Li and Ms. Schooler also received no compensation for their services as directors.

Director Compensation Table
The following table provides information for the year ended January 31, 2018 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during the year ended January 31, 2018. Other than as set forth in the table and the narrative that follows it, in the year ended January 31, 2018 we did not pay any fees to our non-employee directors, make any equity or non-equity awards to non-employee directors or pay any other compensation to non-employee directors. All compensation that we paid to Messrs. Reilly and Olson, our only two employee directors, is presented in the tables summarizing named executive officer compensation in the section “Executive Compensation.” No compensation was paid to Messrs. Reilly and Olson in their respective capacity as a director.

Name	Fees Earned or Paid in Cash($)	RSU Awards($)(1)		Total($)
Martin Cole	82,500	230,265		312,765
Kimberly Hammonds	46,348	449,999		496,347
Ping Li(2)	—		—	—
Rosemary Schooler(3)	—			—
Steven J. Sordello	55,511	230,265		285,776
Michael A. Stankey	50,000	449,999		499,999
Richard H. Williams(4)	—	180,600		180,600

(1)
The amounts reported in this column represents the aggregate grant date fair value of equity awards granted under our 2008 Equity Incentive Plan to our directors during the year ended January 31, 2018 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, (“FASB ASC Topic 718”). Note that the amounts do not reflect the dollar amounts actually received by each non-employee director. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the entity awards reported in this column are set forth in Note 8 to our consolidated financial statements in the our Annual Report on Form 10-K for the year ended January 31, 2018.

(2)
Due to his relationship with Accel, Mr. Li does not participate in our non-employee director compensation program, which applies only to directors who are not employees of the Company or its subsidiaries and who do not serve as a director resulting from his or her relationship with an investor in the Company.

(3)
Due to her relationship with Intel, Ms. Schooler does not participate in our non-employee director compensation program, which applies only to directors who are not employees of the Company or its subsidiaries and who do not serve as a director resulting from his or her relationship with an investor in the Company.

(4)	Mr. Williams resigned from the board of directors on March 23, 2017.

In connection with their appointments to our board of directors, we granted 25,210 RSUs to each of Mr. Stankey and Ms. Hammonds pursuant to our director compensation program.

Our non-employee directors who received compensation for their services in accordance with the compensation program described above held the following number of stock options and RSUs as of January 31, 2018.

Name	Outstanding RSU Awards	Shares subject to Outstanding Options
Martin Cole	12,900	—
Kimberly Hammonds	25,210	—
Ping Li	—	—
Rosemary Schooler	—	—
Steven J. Sordello	12,900	—
Michael A. Stankey	25,210	—
Richard H. Williams	—	—

Executive Officers
Our executive officers and key employees as of May 1, 2018, and their positions and respective ages on that date, are:

Name	Age	Position
Thomas J. Reilly	55	Chief Executive Officer
Jim Frankola	53	Chief Financial Officer
Michael A. Olson	55	Chief Strategy Officer

Our executive officers and key employees serve at the discretion of the board of directors, subject to rights, if any, under contracts of employment. See “Executive Compensation—Employment, Severance and Change in Control Arrangements.” Biographical information for Messrs. Reilly and Olson is provided above. See “—Biographies.”

Jim Frankola has served as our Chief Financial Officer since October 2012. From June 2010 to September 2012, Mr. Frankola served as Chief Financial Officer of Yodlee, Inc. a data aggregation and data analytics platform company. Prior to Yodlee, Mr. Frankola served as Chief Financial Officer of Ariba, Inc., a software and information technology services company. Mr. Frankola has also held various other senior level financial and business management positions at several companies, including IBM and Avery Dennison Corporation. Mr. Frankola holds a B.S. in accounting from Penn State University and an M.B.A. from New York University Stern School of Business and is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Overview
This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at January 31, 2018. We refer to these three executive officers as our “Named Executive Officers.” The compensation awarded to, earned by, or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended January 31, 2017 and 2018, as applicable, is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.
Our Named Executive Officers for the year ended January 31, 2018 were:

•	Thomas J. Reilly, Chief Executive Officer;

•	Jim Frankola, Chief Financial Officer; and

•	Michael A. Olson, Chief Strategy Officer and Chairman of the Board
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the years ended January 31, 2018 and for the year ended January 31, 2017 (“Fiscal Year 2017”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Compensation ($)	Total ($)
Thomas J. Reilly	2018	391,667(2)	—	5,355,000	—	307,000(4)	6,053,667
Chief Executive Officer	2017	341,667(3)	—	4,302,000	—	269,167(5)	4,643,667
Jim Frankola	2018	358,753(6)	—	3,213,000	—	203,000(4)	3,774,333
Chief Financial Officer	2017	338,339(7)	—	2,516,670	—	137,594(5)	2,854,589
Michael A. Olson	2018	270,833(8)	—	2,588,250	—	113,750(4)	2,972,833
Chief Strategy Officer	2017	250,000	—	2,151,000	—	100,938(5)	2,401,000

(1)
The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted under our 2008 Stock Incentive Plan to our Named Executive Officers in Fiscal Year 2017 and Fiscal Year 2018 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2018. Note that the amounts reported in this column reflect the accounting value for these equity awards and do not correspond to the actual economic value that may be received by our Named Executive Officers from the equity awards.

(2)	Mr. Reilly’s base salary was increased to $400,000 effective April 1, 2017.
(3)	Mr. Reilly’s base salary was increased to $350,000 effective April 1, 2016.
(4)
These amounts reflect bonuses earned by Messrs. Reilly, Frankola and Olson based upon our achievement of financial objectives and milestones. Mr. Reilly was eligible to earn a target bonus of $391,667. Mr. Frankola was eligible to earn a target bonus of $239,167. Mr. Olson was eligible to earn a target bonus of $135,417.

(5)
These amounts reflect bonuses earned by Messrs. Reilly, Frankola and Olson based upon our achievement of financial objectives and milestones. Mr. Reilly was eligible to earn a target bonus of $316,667. Mr. Frankola was eligible to earn a target bonus of $161,875. Mr. Olson was eligible to earn a target bonus of $118,750.

(6)	Mr. Frankola’s base salary was increased to $360,000 effective April 1, 2017. This amount includes $358,333 base salary and $420 gym reimbursement.
(7)	Mr. Frankola’s base salary was increased to $350,000 effective April 1, 2016. This amount includes $337,919 base salary and $420 gym reimbursement.
(8)	Mr. Olson’s base salary was increased to $275,000 effective April 1, 2017.

2018 Outstanding Equity Awards at Year End
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSU awards held as of January 31, 2018.

		Option Awards				Stock Awards
	Grant Date(1)	Number of Securities Underlying Unexercised Options				Number of Shares that Have Not Vested(2)	Market Value of Shares that Have Not Vested($)(3)
Name		Exercisable	Unexercisable	Exercise Price($)	Expiration Date
Thomas J. Reilly	6/28/2013(4)	7,335,907	—	3.21	6/27/2023
	3/26/2015(5)	25,958	63,042	16.24	3/25/2025
	3/26/2015(6)					155,250	2,906,280
	3/17/2016(7)					150,000	2,808,000
	3/8/2017(8)					243,750	4,563,000
Jim Frankola	10/9/2012(9)	426,470	—	1.72	10/8/2022
	11/8/2013(10)	79,166	20,834	3.64	11/7/2023
	11/8/2013(11)	54,166	45,834	3.64	11/7/2023
	1/31/2015(12)	20,499	20,501	16.02	1/30/2025
	1/31/2015(13)					47,500	889,200
	3/17/2016(14)					65,813	1,232,019
	3/8/2017(15)					146,250	2,737,800
Michael A. Olson	3/30/2012(16)	165,300	—	1.68	3/29/2022
	6/28/2013(17)	1,583,334	—	3.21	6/27/2023
	1/31/2015(18)	20,500	20,500	16.02	1/30/2025
	1/31/2015(19)					47,500	889,200
	3/17/2016(20)					75,000	1,404,000
	3/8/2017(21)					117,813	2,205,459

(1)
All of the outstanding equity awards were granted under our 2008 Stock Incentive Plan and are subject to acceleration of vesting as described in “—Potential Payments upon Termination or Change in Control” below.

(2)
The outstanding RSUs were modified as of March 2017. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Significant Impacts of Stock-based Compensation Expense” in our final prospectus on Form 424(b)(4) (No. 333-220494) as filed with the SEC on September 28, 2017 and incorporated herein by reference.

(3)	The market value for our common stock is based on the closing price of our common stock on January 31, 2018 of $18.72.

(4)	1/4th of the option vested on June 18, 2014 and 1/48th vests monthly thereafter.

(5)	1/24th of the option vests monthly beginning on June 18, 2017.

(6)
Our board of directors approved this award on March 26, 2015. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The vesting commencement date (the “VCD”) for these RSUs is June 15, 2017. The service-based requirement will be satisfied with respect to 1/8th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Reilly’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/8th of the RSUs will continue to vest on each quarterly anniversary the VCD thereafter.

(7)
Our board of directors approved this award on March 17, 2016. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2017. The service-based requirement will be satisfied with respect to 1/12th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Reilly’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/12th of the RSUs will continue to vest on each quarterly anniversary the VCD thereafter.

(8)
Our board of directors approved this award on March 8, 2017. These RSUs vest and settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2017. The service-based requirement will be satisfied with respect to 1/16th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Reilly’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/16th of the RSUs will continue to vest on each quarterly anniversary of the VCD thereafter.

(9)	1/4th of the option vested at October 1, 2013 and an additional 1/48th vested monthly thereafter.

(10)	1/48th of the option vests monthly beginning on December 1, 2014.

(11)	1/48th of the option vests monthly beginning on December 1, 2015.

(12)	1/24th of the option vests monthly beginning on January 1, 2017.

(13)
Our board of directors approved this award on January 31, 2015. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is December 15, 2016. The service-based requirement will be satisfied with respect to 1/8th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Frankola’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/8th of the RSUs will continue to vest on each quarterly anniversary of the VCD thereafter.

(14)
Our board of directors approved this award on March 17, 2016. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2016. The service-based requirement will be satisfied with respect to 1/16th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Frankola’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/16th of the RSUs will continue to vest on each quarterly anniversary of the VCD thereafter.

(15)
Our board of directors approved this award on March 8, 2017. These RSUs vest and settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2017. The service-based requirement will be satisfied with respect to 1/16th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Frankola’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/16th of the RSUs will continue to vest on each quarterly anniversary of the VCD thereafter.

(16)	1/4th of the option vested on March 29, 2013 and 1/48th vested monthly thereafter.

(17)	1/48th of the option vests monthly beginning on June 27, 2013.

(18)	1/24th of the option vests monthly beginning on January 1, 2017.

(19)
Our board of directors approved this award on January 31, 2015. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is December 15, 2016. The service-based requirement will be satisfied with respect to 1/8th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Olson’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based requirement has been satisfied vested and 1/8th of the RSUs will continue to vest on each quarterly anniversary the VCD thereafter.

(20)
Our board of directors approved this award on March 17, 2016. These RSUs vest and are settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2017. The service-based requirement will be satisfied with respect to 1/12th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Olson’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based requirement has been satisfied vested and 1/12th of the RSUs will continue to vest on each quarterly anniversary the VCD thereafter.

(21)
Our board of directors approved this award on March 8, 2017. These RSUs vest and settled upon the satisfaction of both a service-based requirement and a liquidity event requirement. The VCD for these RSUs is March 15, 2017. The service-based requirement will be satisfied with respect to 1/16th of the RSUs on each quarterly anniversary of the VCD. The liquidity event requirement was satisfied upon Mr. Olson’s continued employment through April 27, 2017, the effective date of our initial public offering. On that date, those RSUs for which the service-based vesting requirement has been satisfied vested and 1/16th of the RSUs will continue to vest on each quarterly anniversary of the VCD thereafter.

Employment, Severance and Change in Control Agreements
Offer Letters and Employment Agreements
We have entered into offer letters with Messrs. Reilly and Mr. Olson and an employment agreement with Mr. Frankola. Each of these arrangements provide for at-will employment and generally include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and equity awards. In addition, each of our Named Executive Officers has executed a form of our standard confidential information and invention assignment agreement. Any potential payments and benefits due upon a termination of employment or a change in control of us are further described in “Potential Payments upon Termination or Change in Control” below.
Potential Payments upon Termination or Change in Control
We entered into Severance and Change in Control Agreements with each of the named executive officers in December 2016. Pursuant to these agreements, we have agreed to make certain payments and provide certain benefits upon termination of employment by us without cause (as defined in the applicable Severance and Change in Control Agreement) or by the employee for good reason (as defined in the applicable Severance and Change in Control Agreement). These payments and benefits depend on whether or not such termination occurs in connection with a change in control (as defined in the applicable Severance and Change in Control Agreement) and will be subject to the Named Executive Officer’s execution and non-revocation of a general release of claims in a form prescribed by us.
If the termination of a Named Executive Officer occurs during the period commencing three months prior to and ending twelve months following a change in control, the Named Executive Officer will be entitled to receive:

(i)	a lump sum payment equal to the sum of:

(a)	his annual base salary,

(b)	his annual target bonus (calculated as if all applicable bonus targets were achieved) and
(c) a prorated portion of his annual target bonus (calculated as if all applicable bonus targets were achieved and based on the number of days worked during the bonus period);
(ii) twelve months of COBRA premiums (or a taxable payment in an amount equal to such premiums);
(iii) accelerated vesting of 100% of all outstanding equity awards; and
(iv) a twelve month post-termination exercise window for all outstanding non-qualified stock options.
If the termination of a Named Executive Officer does not occur during the period commencing three months prior to and ending twelve months following a change in control, the named executive officer will be entitled to receive:
(i) a lump sum payment equal to the sum of:
(a) his annual base salary and
(b) a prorated portion of his annual target bonus (calculated as if all applicable bonus targets were achieved and based on the number of days worked during the bonus period);
(ii) twelve months of COBRA premiums (or a taxable payment in an amount equal to such premiums); and
(iii) a twelve month post-termination exercise window for all outstanding non-qualified stock options.
Pursuant to the Severance and Change in Control Agreements, each of the Named Executive Officers has also agreed to refrain from competing with us while employed with our company and to refrain from soliciting any of our employees or consultants during, and for the one-year period following, his employment.

401(k) Plan
We maintain a retirement plan for the benefit of our employees. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. Our 401(k) plan provides for discretionary matching of employee contributions. For the calendar 2018 plan year, we will match each participant’s salary deferral contributions, but in no case more than 100% of the first 1% of compensation deferred.
Limitation of Liability and Indemnification of Directors and Officers
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.
Our restated bylaws provide that we shall indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our restated bylaws provide that we may indemnify our employees or agents. Our restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
We have insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 10b5-1 Sales Plans
Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of January 31, 2018 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	40,650,254	$5.0328	27,888,358
Equity compensation plans not approved by security holders	—	$—	—
Total	40,650,254	$5.0328	27,888,358

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes our 2008 Equity Incentive Plan, Gazzang 2008 Stock Purchase and Option Plan, 2017 Equity Incentive Plan and excludes purchase rights accruing under the 2017 Employee Stock Purchase Plan.
(3)
There are no shares of common stock available for issuance under our 2008 Equity Incentive Plan, but that plan will continue to govern the terms of options and RSUs granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2008 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2017 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2017 Equity Incentive Plan increased automatically by 7,266,350 on February 1, 2018 and will increase automatically on the first day of February of each of 2018 through 2027 by the number of shares equal to 5% of the total issued and outstanding shares of our common stock as of the immediately preceding January 31 or a lower number approved by our board of directors. As of January 31, 2018, there were 2,270,850 shares of common stock available for issuance under the 2017 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2017 Employee Stock Purchase Plan increased automatically by 1,453,270 on February 1, 2018 and will increase automatically on the first day of February of each year during the term of the 2017 Employee Stock Purchase Plan by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding January 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the compensation arrangements, including employment, termination of employment and change of control arrangements described in “Executive Compensation,” the following is a description of each transaction since February 1, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Investor Rights Agreement
We entered into an investor rights agreement, as amended, which became effective upon completion of our initial public offering, with certain holders of our convertible preferred stock outstanding prior to the completion of our initial public offering, including entities with which certain of our directors are affiliated. Mr. Li, one of our directors, is a partner at Accel; entities affiliated with Accel hold shares of our common stock, and, prior to the completion of our initial public offering, held shares of our Series A convertible preferred stock, Series B convertible preferred stock, Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock. Aneel Bhusri, one of our former directors, is an advisory partner at Greylock Partners and a member of the board of directors of Intel; entities affiliated with Greylock hold shares of our common stock, and, prior to the completion of our initial public offering, held shares of our Series B convertible preferred stock, Series C convertible preferred stock, Series D convertible preferred stock and Series E convertible preferred stock. Ms. Schooler, one of our current directors, is Corporate Vice President and General Manager of Global Internet of Things (IoT) Sales for Intel, and entities affiliated with Intel hold shares of our common stock, and, prior to the completion of our initial public offering, held shares of our Series A convertible preferred stock, Series B convertible preferred stock, Series C convertible preferred stock, Series D convertible preferred stock, Series E convertible preferred stock and Series F-1 convertible preferred stock. For more information regarding these agreements, see the section titled “Principal Stockholders.”
These stockholders are entitled to rights with respect to the registration of their shares under the Securities Act. For a description of these registration rights, see “Description of Capital Stock—Registration Rights” in our final prospectus on Form 424(b)(4) (No. 333-220494) as filed with the SEC on September 28, 2017 and incorporated herein by reference. Under this agreement, Intel also has a special Form S-3 registration right. At any time after we are eligible to file a registration statement on Form S-3, Intel can request that we register all or a portion of their shares on Form S-3. This right is limited to one registration statement filing in any twelve month period. We may postpone the filing of a registration statement for Intel’s registrable securities on Form S-3 one time in a twelve month period for up to 90 days if our board of directors determines that such a filing would be materially detrimental to us and our stockholders. These registration rights will terminate upon the earlier to occur of the closing of a deemed liquidation event or when the shares held by and issuable to Intel and its affiliates may be sold without registration in compliance with Rule 144 of the Securities Act.
Voting and Standstill Agreement
We entered into a voting and standstill agreement with Intel (the “Voting Agreement”), which became effective upon the completion of our initial public offering. Pursuant to Section 4 of the Voting Agreement, we have agreed that our board of directors will nominate for election to the board of directors a person designated by Intel that is reasonably acceptable to us at each annual meeting of the stockholders at which the term of such designee ends. This right terminates upon specified circumstances, including Intel and its affiliates ceasing to hold at least 10% of our fully-diluted shares, subject to specified deferrals and exceptions; Intel materially breaching the collaboration and optimization agreement, amended and restated as of February 1, 2018, by and between us and Intel; the consummation of an acquisition of us; and the consummation of a direct or an indirect investment by Intel or its affiliates of equity securities issued by specified competitors, or the acquisition of such a competitor’s business or assets (subject to specified exceptions). The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.03 to our Registration Statement on Form S-1 (No. 333-217071), as filed with the SEC on March 31, 2017 and incorporated herein by reference.

Intel Enterprise Subscription Agreement
We entered into an Enterprise Subscription Agreement (the “ESA”) with Intel pursuant to which Intel became our customer. The ESA was amended on October 31, 2017, pursuant to Amendment 1 to the Enterprise Subscription Agreement, on November 17, 2017, pursuant to Amendment 2 to the Enterprise Subscription Agreement, and on March 30, 2018, pursuant to Amendment 3 to the Enterprise Subscription Agreement (“Amendment 3 to the ESA”). Under the ESA, as amended, Intel may use our platform in support of its big data initiatives and other internal needs. The initial ESA term was effective from April 2014 and expired in April 2018, and the term was extended until April 23, 2023 pursuant to Amendment 3 to the ESA. We have received approximately $14.3 million for the year ended January 31, 2018 in payments from Intel for subscriptions and services under the ESA. We anticipate receiving approximately $22 million in future payments from Intel under the terms of the ESA, as amended.
Intel Collaboration and Optimization Agreement
In conjunction with the Series F-1 preferred stock financing, we entered into a collaboration and optimization agreement with Intel, which was amended and restated as of February 1, 2018. This agreement governs our collaboration with Intel on the development, marketing and distribution of specified open source data management software, including the optimization of such software for use with Intel’s processors and architecture. Either party may terminate the agreement under certain circumstances, including if the parties fail to meet certain collaboration goals. Moreover, Intel may terminate the agreement with or without cause upon twelve months written notice at any time after March 21, 2021. The agreement automatically renews following the expiration of the initial term on March 21, 2021 for an additional twelve month term, and thereafter will be automatically extended for additional twelve month periods, unless either party provides written notice of non-renewal at least 180 days before the expiration of the renewal term.
Marketing and Miscellaneous Cooperation with Intel
We have received approximately $0.2 million from Intel during the year ended January 31, 2018 for miscellaneous marketing, services and other items related to the operation of the strategic partnership.
Deutsche Bank AG
We have received approximately $5.8 million for the year ended January 31, 2018 in payments from Deutsche Bank AG for subscriptions and services in the ordinary course of business. Our board of directors includes Kimberly L. Hammonds, a former Member of the Management Board and Group Chief Operating Officer of Deutsche Bank AG.
Participation in Our Initial Public Offering
Certain entities affiliated with Intel, a holder of more than 5% of our common stock, purchased 1,200,000 shares of our common stock in our initial public offering at the initial public offering price of $15.00 per share.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation of Liability and Indemnification of Directors and Officers.”
Review, Approval or Ratification of Transactions with Related Parties
Our written related person transactions policy provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any members of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds

$120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2018 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 148,163,986 shares of common stock outstanding at May 1, 2018. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to (i) stock options held by that person or entity that are currently exercisable or exercisable within 60 days of May 1, 2018 and (ii) stock awards held by that person or entity that are scheduled to vest within 60 days of May 1, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Cloudera, Inc., 395 Page Mill Road, Palo Alto, CA 94306.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage
Directors and Named Executive Officers:
Thomas J. Reilly(1)	7,584,193	4.9%
Jim Frankola(2)	1,283,098	*
Michael A. Olson(3)	4,552,225	3.0%
Martin Cole(4)	98,252	*
Kimberly L. Hammonds(5)	10,431	*
Ping Li(6)	9,204,572	6.2%
Rosemary Schooler(7)	26,065,827	17.6%
Steven J. Sordello(8)	48,252	*
Michael A. Stankey(9)	48,543	*
All Executive Officers and Directors as a Group (9 persons)(10)	48,895,393	30.9%

5% Stockholders:
Intel Corporation(7)	26,065,827	17.6%
Entities affiliated with Accel(6)	9,204,572	6.2%
Vanguard Group(11)	7,688,551	5.2%
Wellington Management Group(12)	8,548,277	5.8%
BlackRock, Inc.(13)	15,956,433	10.8%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)
Consists of (a) 7,380,406 shares subject to stock options that are exercisable within 60 days of May 1, 2018, and (b) 81,917 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.

(2)
Consists of (a) 632,359 shares, (b) 609,677 shares subject to stock options that are exercisable within 60 days of May 1, 2018, and (c) 41,062 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.

(3)
Consists of (a) 0 shares held by Mr. Olson, (b) 2,739,030 shares held by the Michael and Teresa Olson Revocable Trust dated May 24, 2001, of which Mr. Olson is trustee, (c) 1,777,675 shares subject to stock options that are exercisable within 60 days of May 1, 2018, and (d) 35,520 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.

(4)	Consists of (a) 98,252 shares and (b) 0 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.
(5)	Consists of 2,111 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.
(6)
Consists of (a) 1,510,371 shares held by Accel Growth Fund II L.P., or AGF II, (b) 109,360 shares held by Accel Growth Fund II Strategic Partners L.P., or AGF II Strategic, (c) 146,991 shares held by Accel Growth Fund Investors 2012 L.L.C., or AGFI, (d) 658,994 shares held by Accel Investors 2008 L.L.C., or AI 2008, (e) 0 shares held by Accel Investors 2013 L.L.C., or AI 2013, (f) 6,301,349 shares held by Accel X L.P., or Accel X, (g) 477,507 shares held by Accel X Strategic Partners L.P., or Accel X Strategic, (h) 0 shares held by Accel XI Strategic Partners L.P., or Accel XI Strategic and (i) 0 shares held by Accel XI, L.P., or Accel XI. Accel Growth Fund II Associates L.L.C., or AGF II Associates, is the general partner of AGF II and AGF II Strategic and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the Managing Members of AGF II Associates and AGFI and share voting and investment powers over such shares. Accel X Associates L.L.C., or Accel X Associates, is the general partner of Accel X and Accel X Strategic and has the sole voting and investment power. Andrew G. Braccia, Kevin J. Efrusy, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of Accel X Associates and AI 2008 and share voting and investment powers over such shares. Accel XI Associates L.L.C., or Accel XI Associates, is the General Partner of Accel XI and Accel XI Strategic and has the sole voting and investment power. Andrew G. Braccia, Sameer K. Gandhi, Ping Li, Tracy L. Sedlock and Richard P. Wong are the Managing Members of Accel XI Associates and AI 2013 and share voting and investment powers over such shares. The principal business address for all entities and individuals affiliated with Accel is 428 University Avenue, Palo Alto, California 94301.

(7)	Consists of 26,065,827 shares held by Intel. The principal business address for Intel is 2200 Mission College Blvd., Santa Clara, California 95054.
(8)	Consists of (a) 48,252 shares and (b) 0 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.
(9)	Consists of 2,111 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018.
(10)
Consists of (a) 38,964,914 shares, (b) 9,767,758 shares subject to stock options that are exercisable within 60 days of May 1, 2018, and (c) 162,721 RSUs which are subject to vesting conditions expected to occur within 60 days of May 1, 2018, each of which are held by our directors and officers as a group.

(11)
Information based on the most recently available Form 13G filed with the SEC on February 8, 2018 by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, Vanguard, in its capacity as an investment adviser, may be deemed to beneficially own 7,688,551 shares, of which it has sole dispositive power with respect to 7,510,409 shares, shared dispositive power with respect to 178,142 shares and sole voting power with respect to 178,142 shares. These beneficially owned shares include 178,142 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard. The principal business office for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.

(12)
Information based on the most recently available Form 13G filed with the SEC on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (the “Wellington Reporting Persons.”). According to the Schedule 13G, each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power with respect to 5,703,277 shares and shared dispositive power with respect to 8,548,277 shares. Wellington Management Company LLP has shared voting power with respect to 5,616,800 shares and shared dispositive power with respect to 8,172,070 shares. The principal business office of each of the Wellington Reporting Persons is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(13)
Information based on the most recently available Form 13G filed with the SEC on January 9, 2018 by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, BlackRock beneficially owns 15,956,433 shares of common stock, with sole voting power with respect to 15,812,018 shares and sole dispositive power with respect to 15,956,433 shares, through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd. and BlackRock Investment Management, LLC, each individually owning less than 5% of the total outstanding shares of common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
This report of the Audit Committee is required by the Securities and Exchange Commission, and is not “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Cloudera under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.
The audit committee of the board of directors is composed of Mr. Sordello, who is the chair of the audit committee, Mr. Cole, and Mr. Stankey. The board of directors has determined that each current member of the audit committee is an independent director, as independence for audit committee members is defined in the New York Stock Exchange listing standards. The board of directors has determined that Mr. Sordello is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K promulgated under the Securities Act and the Exchange Act.
The members of the audit committee for Fiscal Year 2018 (Messrs. Sordello, Cole and Stankey) assisted the board of directors in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Cloudera and its subsidiaries. The audit committee operates under a charter, and a copy of the charter is located at https://investors.cloudera.com, by clicking on “Governance Documents” in the “Corporate Governance” section of our website.
In fulfilling its oversight role, the audit committee reviewed and discussed Cloudera’s audited financial statements with management and the independent registered public accounting firm. The audit committee met eight times during Fiscal Year 2018, including meetings with Cloudera’s independent registered public accounting firm to review Cloudera’s quarterly and annual financial statements and their review or audit of such statements. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of Cloudera’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, Cloudera’s independent registered public accounting firm, is responsible for performing an independent audit of Cloudera’s consolidated financial statements in accordance with generally accepted auditing standards in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”).
The audit committee discussed with Cloudera’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301 (Communication with Audit Committees), issued by the PCAOB. Cloudera’s independent registered public accounting firm also provided to the audit committee the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence), and the audit committee discussed with the independent registered public accounting firm that firm’s independence.
Based upon the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that Cloudera’s audited consolidated financial statements be included in Cloudera’s Annual Report on Form 10-K for the year ended January 31, 2018, filed with the SEC on April 4, 2018.
In addition, the audit committee selected Ernst & Young LLP as Cloudera’s independent registered public accounting firm for our fiscal year ending January 31, 2019 and is seeking ratification of such selection by our stockholders.
Submitted by the Audit Committee of the Board of Directors

Steven J. Sordello (Chair)
Martin Cole
Michael A. Stankey

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
ERNST & YOUNG LLP, FOR THE YEAR ENDING JANUARY 31, 2019
(Item No. 2 on the Proxy Card)
Our audit committee has selected, and is submitting for ratification by the stockholders its selection of, the firm of Ernst & Young LLP (“EY”), to serve as our independent registered public accounting firm for the year ending January 31, 2019 and until their successors are appointed. Although action by stockholders is not required by law, the audit committee has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the audit committee feels that such a change would be in the best interests of Cloudera and our stockholders. In the event of a negative vote on ratification, the audit committee will reconsider the selection of EY as our independent registered public accounting firm.
Representatives of EY are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table sets forth the aggregate fees and related expenses for professional services provided by EY during the years ended January 31, 2018 and 2017. The audit committee considered the provision of the services corresponding to these fees, and the audit committee believes that the provision of these services is compatible with EY maintaining its independence.

	Years Ended January 31,
	2018	2017
Audit fees	$3,340,000	$2,399,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$3,340,000	$2,399,000

Audit Fees
Fees for EY audit services include fees associated with the annual audit, quarterly reviews of financial statements and accounting consultations.
Audit-Related Fees
“Audit-related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements.
Tax Fees
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.
All Other Fees
“All other fees” consist of the aggregate fees billed in each of Fiscal Years 2018 and 2017 for products and services provided by EY, other than included in “Audit Fees,” “Audit Related Fees,” and “Tax Fees”.

Pre-Approval Policies and Procedures
The audit committee pre-approval policies and procedures require prior approval of each engagement of EY to perform services. We adopted these pre-approval policies in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and all of the professional services listed herein were approved in accordance with these policies.
All of the services relating to the fees described in the table above were approved by our audit committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING JANUARY 31, 2019.

ADDITIONAL INFORMATION
Stockholder Proposals for the 2019 Annual Meeting of Stockholders
Under our restated bylaws, stockholders who wish to present proposals for action, or to nominate directors, at our 2019 annual meeting of stockholders must give written notice of the proposal or nomination to our Corporate Secretary in accordance with the provisions of our restated bylaws. Our restated bylaws require that such notice be given not later than the close of business (5:00 PM, Pacific Time) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s annual meeting of stockholders. To be timely for the 2019 annual meeting of stockholders, a stockholder’s notice must be received by us between February 27, 2019 and March 29, 2019. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are Cloudera, Inc., 395 Page Mill Road, Palo Alto, California 94306.
If the date of the 2019 annual meeting is more than 30 days before or more than 60 days after the first anniversary of the 2018 annual meeting, in order for a notice to be timely, it must be delivered no earlier than the close of business on the 120th day prior to and no later than the close of business on the 90th day prior to the 2019 annual meeting date or, if later, the close of business on the 10th day following the day on which Public Announcement (as such term defined in the restated bylaws) of the date of the 2019 annual meeting is first made by us. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
These stockholder notices must contain information required by our restated bylaws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this section, the proxy holders named by our board of directors will have the discretion to vote on such matter without having received directions from stockholders delivering proxies to them for such meeting, provided that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.
In order for proposals to be eligible for inclusion in our proxy statement and proxy card for the 2019 annual meeting pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals would have to be received by our Corporate Secretary no later than January 18, 2019 and satisfy the conditions established by the SEC for stockholder proposals. In order for any other stockholder proposals to be eligible to be brought before the stockholders at the 2019 annual meeting, the stockholders submitting such proposals must also comply with the procedures, including the deadlines, required by our then current bylaws, as referenced in the preceding paragraphs.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended January 31, 2018, other than late Forms 4 filed by Mr. Reilly, our Chief Executive Officer, to report the vesting and release of RSUs on June 15, 2017; Mr. Frankola, our Chief Financial Officer, to report the vesting and release of RSUs on April 27, 2017 and June 15, 2017; Mr. Olson, our Chief Strategy Officer, to report the vesting and release of RSUs on April 27, 2017 and June 15, 2017; Mr. Wayne Kimber, our Vice President of Finance, to report the vesting and release of RSUs on April 27, 2017 and June 15, 2017 as well as a grant of RSUs on December 11, 2017; Mr. Cole, our director, to report the vesting and release of RSUs on June 15, 2017; and Mr. Sordello, our director, to report the vesting and release of RSUs on June 15, 2017.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the year ended January 31, 2018, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Cloudera, Inc.
395 Page Mill Road
Palo Alto, California 94306
Attn: Investor Relations
The annual report is also available at https://investors.cloudera.com under “Financials & Filings” in the “SEC Filings” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, at (800) 937-5449 or visit www.astfinancial.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at 395 Page Mill Road, Palo Alto, California 94306, Attn: Investor Relations, telephone number (888) 789-1488.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations department at the address or telephone number listed above.
TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the board of directors knows of no other business that will be conducted at the Annual Meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David Middler Chief Legal Officer and Corporate Secretary

May 16, 2018